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                                                                      Exhibit 21

                  SUBSIDIARIES OF RANDALL'S FOOD MARKETS, INC.


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION


Randall's Food & Drugs, Inc.                       Delaware

Randall's Properties, Inc.                         Delaware

Gooch Packaging Company, Inc.                      Texas

American Community Stores                          Texas
Corporation

Food Depot, Inc.                                   Texas

Randall's Beverage Company, Inc.                   Texas

Randall's Management Company, Inc.                 Delaware





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